Exhibit 10.3

AGREEMENT
This Agreement (the “Agreement”) is dated November 30, 2009 and is made by and between Bonanza Oil & Gas, Inc. (the “Company”), and Whalehaven Capital Fund Limited (”Whalehaven”).
WHEREAS, on June 30, 2008 the Company and Whalehaven entered into that certain Securities Purchase Agreement dated June 30, 2008 (the "Purchase Agreement"), as amended on August 18, 2008, providing for the sale by the Company to the Whalehaven of units with each unit consisting of one share of common stock (the “Shares”) and one common stock purchase warrant half of which are exercisable at $1.00 (the “A Warrant”) and half are exercisable at $1.00 (the “B Warrant”).

WHEREAS, the Company and Whalehaven have been in discussions regarding the application of the ratchet and price protection contained in the Purchase Agreement, the A Warrant and the B Warrant.

WHEREAS, the Company and Whalehaven have agreed to settle this dispute as outlined below.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Whalehaven as follows:

1.  Section 3(b) of the A Warrant and of the B Warrant is hereby deleted in its entirety and all Dilutive Issuances (as defined in the A Warrant and B Warrant) that may have potentially resulted in a reduction of the Base Share Price (as defined in the A Warrant and B Warrant) are hereby of no force and effect.  Section 3(c) of the A Warrant and the B Warrant is deleted.  The parties agree that the pursuant to this Agreement, the Company has satisfied its obligations to Whalehaven with respect to ratchet rights.

2.  The first sentence of Section 2(a) of the  A Warrant and the B Warrant is restated as follows:

Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after February 28, 2010 and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

3. Section 2(b) of the A Warrant and the B Warrant is restated as follows:
Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

4.           The Company acknowledges that the holding period of the Series A Warrant and the Series B Warrant for purposes of Rule 144 under the Securities Act of 1933 began on June 30, 2008 and remains unchanged and uninterrupted.

5. The definition of “Warrants” in Section 1.1 of the Purchase Agreement is restated as follows:

“Warrants” means the Series A Warrant, the Series B Warrant and the Series C Warrant.

6.	Section 4.12 of the Purchase Agreement is hereby deleted in its entirety.

7. Section 4.17 of the Purchase Agreement is hereby deleted in its entirety and any issuances of shares of common stock or other securities that the Company may have been required to make prior to the date of this Agreement are hereby waived.

8. The Company shall issue to Whalehaven, on the date of this Agreement, a common stock purchase warrant to acquire 6,000,000 shares of common stock for a period of three years (the “Series C Warrant”).  The holding period, for Rule 144 purposes, for the Series C Warrant shall commence on the date hereof.  The form of Series C Warrant is attached hereto as Exhibit A.

9. Whalehaven and the Company warrant and represent that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.  Whalehaven specifically represents that it is the owner of the A Warrant and the B Warrant and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

10. Each party shall be responsible for their own attorneys’ fees and costs.

11. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

12. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

13. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

14. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

15. The parties agree that this Agreement is governed by the Laws of the State of New York and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Supreme Court, State of New York, County of New York.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

16. This Agreement may be delivered electronically and or executed in facsimile counterparts, each of which, when all Parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first indicated above.

BONANZA OIL & GAS, INC.

By:	/s/
Name: William Wiseman
Title: CEO

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/
Name
Title

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